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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Non-Officer Equity Incentive Plan of Aviron of our report dated February 17, 1999, with respect to the financial statements of Aviron for the year ended December 31, 1998 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP
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Ernst & Young LLP
Palo Alto, California

November 22, 1999


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